Exhibit 99.1

Contact:
Susan Ferris
Investor Relations
650-266-3200

Cell Genesys Reports Second Quarter 2008 Financial Results

Conference Call Scheduled for 4:30 p.m. ET Today

SOUTH SAN FRANCISCO, Calif., August 1, 2008—Cell Genesys, Inc. (Nasdaq: CEGE) today reported financial results for the second quarter ended June 30, 2008. The net loss for the quarter ended June 30, 2008, was $2.8 million ($0.03 per fully diluted share), compared to a net loss of $1.9 million ($0.03 per fully diluted share) for the corresponding period in 2007. The company ended the quarter with approximately $165.5 million in cash, cash equivalents and short-term investments. This includes the $50.0 million payment received from Takeda Pharmaceutical Company Limited in April 2008 pursuant to the collaboration agreement announced on March 31, 2008 for the development and commercialization of GVAX immunotherapy for prostate cancer and gross proceeds, before deducting offering fees and expenses, of $30.0 million from a registered direct offering completed in May 2008.

Revenues for the quarter ended June 30, 2008 were $16.6 million. This increase of $16.6 million over the corresponding period in 2007 is attributed to the recognition of revenue from the worldwide collaboration agreement with Takeda Pharmaceutical Company Limited, including recognition of $4.5 million of the $50.0 million upfront payment received in April 2008 and $11.3 million of revenue related to reimbursement of Phase 3 development costs, for the development and commercialization of GVAX immunotherapy for prostate cancer.

Research and development costs were $25.3 million for the second quarter of 2008 compared to $25.0 million for the second quarter of 2007. General and administrative expenses were $4.6 million for the second quarter of 2008 compared to $4.8 million for the corresponding period in 2007.

Second Quarter and Other Recent Highlights

•	Announced in April 2008 data from a completed Phase 1/2 clinical trial (G-9802) of GVAX immunotherapy for prostate cancer in men with recurrent prostate cancer who had not yet received treatment with hormone replacement therapy following relapse after prostate cancer surgery and/or radiation therapy. Data from the trial, which enrolled 19 patients, indicate that GVAX immunotherapy for prostate cancer results in a statistically significant increase in median prostate-specific antigen (PSA) doubling time as well as the formation of prostate cancer-associated antibodies in 79 percent of patients who received GVAX immunotherapy. These data were presented at the annual meeting of the Tumor Vaccine and Cell Therapy Working Group held in conjunction with the American Association for Cancer Research (AACR) annual meeting.

•	Announced in April 2008 data from a preclinical study demonstrating that multiantigen immunotherapies provide superior anti-tumor protection, including improved infiltration of immune T-cells into tumors and improved tumor-specific immunologic memory, compared to single-antigen immunotherapies. The data were presented at the AACR annual meeting.

•	Announced in April 2008 immunological data from the ongoing Phase 1 clinical trial of GVAX immunotherapy for prostate cancer in combination with ipilimumab that suggest an association between an increase in T-cell immunity and anti-tumor activity as measured by a decrease in prostate-specific antigen (PSA) serum levels. The data were presented at the AACR annual meeting.

•	Announced in May 2008 a registered direct offering with a single institutional investor to sell 7.1 million shares of the company’s common stock at a negotiated price of $4.22 per share, a price which is a 10 percent premium to the volume-weighted average price on the May 9 pricing date of the transaction, and warrants to purchase 8.5 million shares of Cell Genesys common stock, exercisable at $10.00 per share. Gross proceeds before deducting offering fees and expenses were $30.0 million.

•	Reported in May 2008 interim data from the multiple dose cohort of the Phase 1, multicenter clinical trial of CG0070 in patients with recurrent superficial bladder cancer who had failed therapy with Bacillus Calmette-Guerin, or BCG, the current standard of care for this patient population. Sixteen patients completed dosing of CG0070 administered once weekly or once every four weeks at the two lowest of three doses being evaluated. Ten of these sixteen patients showed anti-tumor activity as measured by complete response at follow-up cystoscopy. These data were presented at the annual meeting of the American Urological Association.

•	Reported in June 2008 interim data from the ongoing Phase 1 clinical trial of GVAX immunotherapy for prostate cancer used in combination with ipilimumab in patients with advanced prostate cancer. Updated data reported included median follow-up of approximately 22.3 months on the 12 patients enrolled in the dose escalation cohort of the trial and interim data on the 16 patients enrolled in the expansion cohort of the trial. These data were presented at the annual meeting of the American Society of Clinical Oncology.

•	Announced in July 2008 the publication of final data from the second of two Phase 2 clinical trials (G-0010) of GVAX immunotherapy for prostate cancer in the online issue of Cancer, a peer-reviewed publication of the American Cancer Society. A copy of the article, Phase 1/2 Dose-Escalation Study of a GM-CSF-Secreting, Allogeneic Cellular Immunotherapy for Metastatic Hormone-Refractory Prostate Cancer, can be obtained by visiting http://www3.interscience.wiley.com/journal/120840830/abstract.

Upcoming Corporate Presentations

Members of the Cell Genesys management team plan to present at the following investor conferences in the coming months:

•	Canaccord Adams 28th Annual Global Growth Conference, Boston, Massachusetts, August 12 — 14;

•	UBS Global Life Sciences Conference, New York City, New York, September 22 – 25.

These corporate presentations will be available via webcast on the investor section of the Cell Genesys corporate website, www.cellgenesys.com.

Conference Call

Cell Genesys will host its quarterly conference call and webcast today Friday, August 1, 2008, at 4:30 p.m. ET to discuss second quarter financial results and recent company events. Investors may listen to the webcast of the conference call live on Cell Genesys’ website. Alternatively, investors may listen to a replay of the call by dialing 800-475-6701 from locations in the United States and 320-365-3844 from outside the United States. The call-in replay will be available for at least 72 hours following the call. Please refer to reservation number 923731.

About Cell Genesys

Cell Genesys is focused on the development and commercialization of novel biological therapies for patients with cancer. The company is currently pursuing two clinical stage product platforms–GVAX® cancer immunotherapies and oncolytic virus therapies. Ongoing clinical trials include Phase 3 trials of GVAX immunotherapy for prostate cancer, which is being developed in partnership with Takeda Pharmaceutical Company Limited, Phase 2 trials of GVAX immunotherapies for pancreatic cancer and for leukemia, and a Phase 1 trial of CG0070 oncolytic virus therapy for bladder cancer. Cell Genesys continues to hold an equity interest in its former subsidiary, Ceregene, Inc., which is developing gene therapies for neurodegenerative disorders. Cell Genesys is headquartered in South San Francisco, CA and has its principal manufacturing operation in Hayward, CA. For additional information, please visit the company’s website at www.cellgenesys.com.

Forward-Looking Statement

Statements made herein about the company, other than statements of historical fact, including statements about the progress, results, findings and timing of the company’s clinical trials and preclinical programs, current and potential corporate partnerships, the nature of product pipelines and anticipated operating results and cash expenditures are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the success of clinical trials and research and development programs, the regulatory approval process for clinical trials, competitive technologies and products, patents, the ability to raise capital, operating expense levels and the ability to establish and retain corporate partnerships and other risks. For information about these and other risks which may affect Cell Genesys, please see the company’s reports on Form 10-Q, 10-K, and 8-K and other reports filed from time to time with the Securities and Exchange Commission. The company assumes no obligation to update the forward-looking information in this press release.

— FINANCIAL CHARTS TO FOLLOW —

SELECTED CONSOLIDATED FINANCIAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue	$16,566	$3	$29,984	$1,276
Operating expenses:
Research and development	25,289	25,030	54,554	49,045
General and administrative	4,606	4,782	9,989	10,027

Total operating expenses	29,895	29,812	64,543	59,072

Loss from operations	(13,329)	(29,809)	(34,559)	(57,796)
Other income (expense):
Gain on sale of property and equipment	—	1,381	—	1,384
Interest and other income	1,095	2,201	2,462	4,120
Interest expense	(2,548)	(2,582)	(5,108)	(5,181)
Gain from revaluation of warrant liability	5,716	—	5,716	—

Loss before income taxes	(9,066)	(28,809)	(31,489)	(57,473)
Income tax provision	6,311	26,918	6,182	26,133

Net loss	$(2,755)	$(1,891)	$(25,307)	$(31,340)

Basic and diluted net loss per common share	$(0.03)	$(0.03)	$(0.31)	$(0.48)

Weighted average shares of common stock outstanding – basic and diluted	82,506	71,171	80,583	65,939

CONSOLIDATED BALANCE SHEET DATA
(in thousands)			June 30,	December 31,
			2008	2007

			(unaudited)	Note 1
Cash, cash equivalents and short-term investments, including restricted cash			$165,498	$147,306
Receivable from collaborative partner			11,268	—
Prepaid expenses and other current assets			3,293	3,932
Property and equipment, net			112,455	119,011
Unamortized debt issuance costs and other assets			2,736	3,143

Total assets			$295,250	$273,392

Other current liabilities			$17,213	$22,561
Current portion of deferred revenue			18,182	12,000
Current portion of accrued income taxes			14	4
Warrant liability			6,398	—
Other liabilities			3,740	3,451
Non-current portion of deferred revenue			27,273	—
Non-current portion of accrued income taxes			—	6,192
Non-current portion of capital lease obligation			45,517	46,635
Convertible senior notes			145,000	145,000
Stockholders’ equity			31,913	37,549

Total liabilities and stockholders’ equity			$295,250	$273,392

Note 1. Derived from audited financial statements.

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